EXHIBIT 10.43

EXHIBIT B - LOAN BORROWER REQUEST

The following incorporates all of the terms of the Master Loan Agreement entered into by BitGo Prime, LLC and Upexi, Inc. on May 22, 2025 and adds the following specific terms:

Rerate Loan Fee Effective Date:	9-September-2026
Borrower:	Upexi, Inc.
Lender:	BitGo Prime, LLC
Digital Currency or USD:	USD
Amount of Digital Currency / USD:	57,295,723.30
Rerated Loan Fee Percentage:	7.5% per ann.
Loan Type:	30 Day Evergreen (30-day notice to prepay or recall)
Maturity Date:	N/A
Collateral Level:	200%
Collateral Types:	Locked SOL (All Locked Segregated and Omnibus SOL acquired through BitGo), SOL, USDC, USD
Margin Call Level:	150%
Margin Recall Level:	300%
Liquidation Level:	115%
Origination Fee:	N/A

This Loan Confirmation represents the most recent terms for all active loans and prior terms for those loans are overridden by the above terms.

The Loan Fee shall be payable in the Digital Currency or USD that forms the Loan, unless specified otherwise in this Loan Confirmation or other writing signed by both parties.

If the Loan Fee is payable in an asset other than the Digital Currency or USD that forms the Loan, then the Loan Fee Percentage shall be converted using the applicable Digital Currency Spot Rate.

The following additional terms shall apply to the Loan:

1. Certain Definitions. Terms used herein but not defined shall have the meanings ascribed to such terms in the Loan Agreement. The additional terms set forth below have the following definitions:

“Custodian” means BitGo Trust, Inc., a trust company organized and charted in South Dakota.

“Borrower Collateral” has the meaning set forth in Section 2 of this Loan Confirmation.

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“Borrower Custodial Account” means the account for digital assets held at Custodian for the benefit of Borrower (with Enterprise ID [680f5070454137ba0fa3d18a9f58a1d0] , as such may be modified or replaced from time to time) as created and governed by the Borrower Custodial Services Agreement.

“Borrower Custodial Services Agreement” means that certain Custodial Services Agreement, dated as of [May 1st, 2025], between Borrower and Custodian (as amended, restated, supplemented or otherwise modified from time to time). The Borrower Custodial Services Agreement shall constitute a Loan Document for purposes of the Loan Agreement.

“Borrower Obligations” all obligations and covenants of Borrower created under the Loan Documents, including, without limitation, Borrower’s obligation to return the Collateral to Lender under the Loan Agreement, and whether arising before or after the commencement of any bankruptcy or insolvency proceeding.

“Net Obligations” means the USD equivalent of (i) the Borrower Obligations minus (ii) Lender Loan Balance under the Loan Agreement, in each case, as determined by Lender in its reasonable discretion.

2. Security Interest in Borrower Collateral

a.

Grant of Security Interest. To secure the payment and performance of the Borrower Obligations, Borrower hereby pledges, assigns and grants to Lender a first priority security interest in all the following, whether now existing or hereafter acquired (collectively, the “Borrower Collateral”): (i) the Borrower Custodial Account, which contains or is credited with, Solana (SOL) tokens, which may be “locked” (the “Locked SOL”) or “unlocked” (the “Unlocked SOL”), and any cash, cash equivalents, securities, general intangibles (including digital assets), investment property, financial assets (including digital assets) and other property that may from time to time be deposited, held or carried in or credited to the Borrower Custodial Account or that is delivered to or in possession or control of the Custodian or Custodian’s agents pursuant to this Agreement or the Borrower Custodial Services Agreement; all security entitlements (as defined in Section 8-102(a)(17) of the UCC) with respect to any of the foregoing and all income and profits on any of the foregoing; all other rights and privileges appurtenant to any of the foregoing, including any voting rights and any redemption rights; and any substitutions for any of the foregoing; and (ii) all proceeds (as defined in Section 9-102(a)(64) of the UCC) of any of the foregoing, in each case whether now existing or hereafter arising.

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b.

Withdrawal Rights. At any time prior to Lender exercising its rights of enforcement hereunder, Borrower may withdraw any Unlocked SOL from the Borrower Custodial Account. Custodian agrees to comply with any such request for withdrawal of Unlocked SOL by Lender at any time prior to Lender exercising its rights of enforcement hereunder. Once such Unlocked SOL has been withdrawn, it shall no longer constitute Borrower Collateral hereunder.

c.

Power of Attorney. Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of Borrower or in its own name, to take, after the occurrence and during the continuation of any Event of Default by Borrower beyond the applicable grace period and from time to time thereafter, any and all action and to execute any and all documentation and instruments which Lender at any time and from time to time deems necessary or desirable to accomplish the purposes of the Loan Documents, including, without limitation, selling, in the manner set forth herein, any of the Borrower Collateral on behalf of Lender as agent or attorney in fact for Borrower and applying the proceeds received in Lender’s discretion; provided, however, nothing in this paragraph shall be construed to obligate Lender to take any action hereunder nor shall Lender be liable to Borrower for failure to take any action hereunder and, upon request, Lender shall promptly furnish Borrower with a written summary of all sales hereunder. This appointment shall be deemed a power coupled with an interest, is irrevocable, and shall continue until the Borrower Obligations have been paid and performed in full or the Event of Default by Borrower has been cured or waived, whichever comes first.

d.

Custodian Appointment; Authorization; Control. Lender and Borrower each hereby authorizes Custodian to hold the Borrower Collateral in the Borrower Custodial Account for Lender, as secured party hereunder. Custodian hereby accepts such appointment and agrees to establish and maintain the Borrower Custodial Account and appropriate records identifying the Borrower Collateral in the Borrower Custodial Account as pledged by Borrower to Lender. Borrower and Lender hereby intend that this provision establish “control” of the Borrower Collateral by Lender, as secured party, for purposes of perfecting the Lender’s security interest in the Borrower Collateral pursuant to § 8-106 and § 9-106 of the UCC, and the Custodian hereby acknowledges that it has been advised of Borrower’s grant to Lender of a security interest in the Borrower Collateral. In addition, to the extent that any Borrower Collateral consists of “controllable electronic records” within the meaning of Article 12 of the UCC, Lender, as secured party, hereby designates Custodian, and Borrower, as pledgor, hereby consents to such designation, to have “control” (within the meaning of § 12105(e) of the UCC) on its behalf of any controllable electronic records held in or credited to the Borrower Custodial Account and Custodian hereby acknowledges such designation by Lender.

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e.

Financing Statements. Borrower hereby authorizes Lender at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments thereto describing the Borrower Collateral that contain any information required, or necessary, by the UCC, or any other applicable filing regimes under a different jurisdiction for the sufficiency thereof or for filing office acceptance.

3. Remedies Upon Borrower Default

a.

Upon the occurrence and during the continuation of any Event of Default by Borrower beyond the applicable grace period, Lender may, at any time thereafter, exercise and enforce any of the following rights and remedies, at Lender’s option: (i) sell, lease, assign or otherwise dispose of all of any part of the Borrower Collateral, at such place or places and at such time or times as Lender deems best, and for cash or for credit or for future delivery, at public or private sale, upon such terms and conditions as it deems advisable and apply, in a manner determined by Lender acting in a commercially reasonable manner, the proceeds to satisfying any of the Borrower Obligations to Lender and (ii) set-off, net, and/or recoup Lender’s obligations to Borrower under the Loan Agreement against any of the Borrower Obligations to Lender, in either case of (i) or (ii) above, in an amount not to exceed the Net Obligations. The parties agree and acknowledge that the relevant Digital Currency pledged as Borrower Collateral are traded on a “recognized market” as such term is used in the UCC and the price at which the relevant Digital Currency is traded on the relevant Liquidity Exchange may be the price at which Lender purchases for itself or sells for future delivery pursuant to its exercise of remedies hereunder.

b.

All rights stated herein are cumulative and in addition to all other rights provided by law or in equity. In addition to its rights hereunder, Lender shall have any rights otherwise available to it under the Loan Agreement, under applicable law or in equity, including, without limitation, the UCC.

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BORROWER		LENDER

By:	/s/ Andrew Norstrud	By:	/s/ Chen Fang
Name:	Andrew Norstrud	Name:	Chen Fang
Title:	CFO	Title:	CRO
Date:	05 October 2026 | 12:50 PM PDT	Date:	06 October 2026 | 4:47 AM PDT

CUSTODIAN, solely with respect to Section 2(d)

By:	/s/ Jody Mettler
Name:	Jody Mettler
Title:	President
Date:	05 October 2026 | 2:59 PM PDT

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